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EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-147042 and 333-178187 on Form S-8 of our reports dated April 27, 2012, relating to the financial statements and financial statement schedule of Canadian Solar Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China
April 27, 2012

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  EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM